UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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BION ENVIRONMENTAL TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

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9 East Park Court
Old Bethpage, NY 11804
Telephone: 516-586-5643
www.bionenviro.com

SUPPLEMENT TO PROXY STATEMENT
RELATED TO ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 7, 2022

This proxy statement supplement should be read together with the definitive proxy statement (the “Proxy Statement”) of Bion Environmental Technologies, Inc. (the “Company”) filed with the Securities and Exchange Commission on February 7, 2022 related to the Company’s 2022 Annual Meeting of Stockholders to be held on April 7, 2022.

The purpose of this supplement is to update information contained in the Proxy Statement relating to the existence and counting of broker “non-votes” with respect to Proposal 6 in the Proxy Statement.  Proposal 6 is the proposal to approve and authorize the Company’s Board of Directors to effect, in its discretion, a reverse split of the Company’s issued and outstanding common stock in a ratio ranging from 1-for-1.1 to 1-for-3.0, and to approve a related amendment to the Company’s Articles of Incorporation.

The Proxy Statement indicated that Proposal 6 was a “non-routine” item and that, therefore, a broker does not have the discretion to vote uninstructed shares on Proposal 6. The Company has since been advised by the New York Stock Exchange (the “NYSE”) that the NYSE considers Proposal 6 to be a “routine” matter and that a broker who has not received instructions from its clients will have the discretion to vote its clients’ uninstructed shares on Proposal 6. Accordingly, the Company is hereby revising the information in the Proxy Statement to state that, in addition to Proposal 7 (ratification of our independent registered public accounting firm), Proposal 6 is a “routine” proposal for which there will be no broker non-votes because a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

Except as specifically supplemented below, all information set forth in the Proxy Statement remains unchanged. From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

CHANGES TO PROXY STATEMENT

The following questions from page 6 of the Proxy Statement, which are included in the section of the Proxy Statement titled “Questions and Answers about our Annual Meeting” are amended and restated as follows:

If my shares are held in “street name” by my broker, can my broker vote my shares without instructions from me?

Brokers are entitled to vote shares held by them for their customers on matters deemed “routine” under applicable rules, even though the brokers have not received voting instructions from their customers. Brokers, however, may not vote on “non-routine” matters on behalf of their clients in the absence of specific voting instructions. A broker “non-vote” occurs when a broker’s customer does not provide the broker with voting instructions on “non-routine” matters for shares owned by the customer but held in the name of the broker. In those instances, the broker cannot vote the uninstructed shares and reports the number of such shares as “non-votes.”

Each of Proposals 1 through 5 are considered “non-routine” matters. Accordingly, a broker may not vote on any of these proposals without instructions from its customer, and broker “non-votes” may occur with respect to these proposals. Each of Proposals 6 and 7 qualify as a “routine” matter. Your broker, therefore, may vote your shares in its discretion if you do not provide instructions on how to vote on this “routine” matter.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes will be counted to determine whether there is a quorum present at the Annual Meeting. The effect of abstentions and broker non-votes on each of the proposals presented in this Proxy Statement is as follows:

Proposals		Abstentions	Broker Non-Votes
1.	The election of three nominees to serve as directors of the Company until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified	No Effect	No Effect

2.	An advisory, non-binding resolution to approve the compensation of the Company’s named executive officers	No Effect	No Effect

3.	An advisory, non-binding resolution to approve the frequency for future stockholder advisory votes to approve executive compensation	No Effect	No Effect

4.	A proposal to adopt the amendment and restatement of the articles of incorporation	Vote Against[1]	Vote Against[1]

5.	A proposal to adopt the Bion Environmental Technologies, Inc. 2021 Equity Incentive Award Plan	No Effect	No Effect

6.
A proposal to approve and authorize our Board of Directors to effect, in its discretion, a reverse split of our issued and outstanding common stock in a ratio ranging from 1-for-1.1 to 1-for-3.0, and to approve a related amendment to the Company’s Articles of Incorporation
		Vote Against[1]	Not Applicable

7.	The ratification of our independent registered public accounting firm	No Effect	Not Applicable
________________
[1]
As discussed above, these proposals require the affirmative vote from a majority of our outstanding shares to pass. Accordingly, any abstentions, broker non-votes (with respect to Proposal 4 only) or otherwise uninstructed shares will have the effect of a vote against these proposals.